UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report: October 22, 2008
(Date of earliest event reported)
Glu Mobile Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33368 (Commission File Number)	91-2143667 (IRS Employer Identification No.)

2207 Bridgepointe Parkway, Suite 250 San Mateo, California (Address of Principal Executive Offices)	94404 (Zip Code)
(650) 532-2400
(Registrant’s Telephone Number, Including Area Code)
n/a
(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.01
EXHIBIT 99.02

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 22, 2008, the Board of Directors of Glu Mobile Inc. (the “Company”) adopted Amended and Restated Bylaws for the Company (the “Bylaws”), which were amended to, among other things:
(1)	Revise Article II, Section 1.11 (Notice of Stockholder Business; Nominations) to:
•	Require that any stockholder of the Company who submits a nomination for election to the Board of Directors or a stockholder proposal for consideration at a meeting of stockholders to deliver a notice to the Company (a “Stockholder Notice”) , which shall include, among other things (i) in the case of a stockholder nomination for election as a director, specified information regarding ownership of Company stock and related derivative securities, including ownership information of an Associated Person (as defined below) of such nominee or stockholder; and (ii) in all instances (including where the stockholder is submitting a nominee for election), specified name and address information and specified information regarding ownership of Company stock and related derivative securities for such stockholder or beneficial owner and any Associated Person (collectively, the “Securityholdings”);

•	Require that any such notice specify (a) whether the stockholder or beneficial owner intends to solicit proxies from holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees (an affirmative statement of such intent being a “Solicitation Notice”), and (b) to the extent known by such stockholder or beneficial owner or any Associated Person, (i) information regarding any other stockholder or holder of derivative interests supporting the proposed nominee(s) for election or the proposal of other business (such stockholder other holder, an “Aligned Person”), and (ii) whether such stockholder, beneficial owner, Aligned Person or any associated person intends to acquire, directly or indirectly, capital stock representing a majority the voting power of the capital stock of the Company or the power to elect or nominate a majority of the Board of Directors;

•	Require that the stockholder or any beneficial owner giving the Stockholder Notice must give notice to the Company’s secretary within two business days of any change in the Securityholdings of such stockholder or beneficial owner and any Associated Person occurring between the date of delivery of the Stockholder Notice and the closing of the polls at the meeting (each a “Securityholdings Update”) including specified information regarding the change; and

•	Provide that any failure by such a stockholder or beneficial owner to provide any Securityholdings Update shall preclude the stockholder or beneficial owner and any Associated Person from voting those Securityholdings at the meeting (and authorize the chairman, secretary or inspector of elections of the meeting to disallow and disregard any such vote purported to be cast).

The term “Associated Person” means with respect to any subject stockholder or other person (including any proposed nominee) (a) any person controlling, directly or indirectly, or acting in concert with, such stockholder or other person, (b) any beneficial owner of shares of stock of the Company owned of record or beneficially by such stockholder or other person, (c) any person controlling, controlled by or under common control with such Associated Person and (d) any associate (as defined in Rule 405 under the Securities Act of 1933, as amended), of such stockholder or other person.
(2)	Revise Article V (Stock) to provide that stock certificates upon which the signature of departed officers, or transfer agent or registrar personnel following such departure, shall be effective irrespective of such departure.

(3)	Revise Article VI (Indemnification) to:
•	Reinforce that changes in the Delaware General Corporation Law and changes in bylaws can only broaden, and not reduce, existing indemnification rights;

•	Reduce exceptions to the Bylaw provision regarding advancement of funds;

•	Provide specified default indemnification terms where the Company does not have an indemnification agreement with a covered person; and

•	Specify that the Bylaws provide a contract right to indemnification that continues following the time that the covered person ceased to be a director or officer.
(4)	Revise Article X (Amendment) to require the approval of Company stockholders holding at least two-thirds of the voting power of the Company’s outstanding voting stock to amend the Bylaw that authorizes the Company’s Board of Directors to fix by resolution the size of the Board.
The description of the changes to the Bylaws contained herein is qualified in its entirety by reference to the Bylaws, a copy of which is filed as Exhibit 99.01 (and the redline showing the changes from the Company’s prior bylaws filed as Exhibit 99.02) and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description

99.01	Amended and Restated Bylaws of Glu Mobile Inc., dated October 22, 2008.

99.02	Amended and Restated Bylaws of Glu Mobile Inc., marked to show changes from the Company’s prior bylaws, dated January 18, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.
Date: October 28, 2008	By:	/s/ Eric R. Ludwig
Name: Eric R. Ludwig
Title: Chief Financial Officer

EXHIBIT INDEX

Number	Description

99.01	Amended and Restated Bylaws of Glu Mobile Inc., dated October 22, 2008.

99.02	Amended and Restated Bylaws of Glu Mobile Inc., marked to show changes from the Company’s prior bylaws, dated January 18, 2007.